Exhibit 10.9.6

Walter Investment Management Corp.

Nonqualified Stock Options Award Agreement
under the
2011 Omnibus Incentive Plan
(Amended and Restated June 9, 2016)
You have been selected to receive a grant of nonqualified stock options (“Options”) pursuant to the 2011 Omnibus Incentive Plan (Amended and Restated June 9, 2016) of Walter Investment Management Corp. (the “Plan”), as specified below:
Participant: ____________________
Date of Grant: July 8, 2016
Number of Options: __________________
Number of Shares Covered by the Options: __________________
Option Price: $2.89
Date of Expiration: July 8, 2026
Vesting of Options: One-third of the Options granted hereunder shall vest on each of the first, second and third anniversaries of the Date of Grant (each such date, a “Vest Date”).
THIS “AGREEMENT”, effective as of the Date of Grant set forth above, represents the grant of Options to purchase shares of common stock (“Shares”) of Walter Investment Management Corp., a Maryland corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Plan provides a complete description of the terms and conditions governing this Grant of Options. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Grant of Options. The Company hereby grants to the Participant Options to purchase the number of Shares set forth above (with one Option corresponding to one Share), at the Option Price set forth above, which is 100% of the Fair Market Value (“FMV”) of a Share on the Date of Grant. The FMV is equal to the average of the high and the low selling price of Shares on the New York Stock Exchange on the Date of Grant.

2.Exercise of Options. Subject to the provisions set forth in Section 3 of this Agreement, each installment of Options granted hereunder will become vested and exercisable on the applicable Vest Date, subject to the Participant remaining continuously employed by the Company or a direct or indirect subsidiary thereof through such Vest Date. Except as specifically provided in Section 3 any unvested Options awarded hereunder shall be immediately forfeited in the event of Participant’s termination of employment with the Company or one of its subsidiaries prior to the applicable Vest Date. For purposes of clarification, “termination” shall not include a reassignment of the Participant from the Company to one of its subsidiaries, from one of the Company’s subsidiaries to the Company or from one subsidiary company to another subsidiary company. The Participant may exercise a vested Option at any time on or after the applicable Vest Date, provided that no exercise may occur subsequent to the close of business on the Date of Expiration. The Options may be exercised in whole or in part, but not for less than 100 Shares at any one time, unless fewer than 100 Shares then remain subject to the Options, and the Options are then being exercised as to all such remaining Shares.
3.Termination of Employment.

(a)
By Death, Disability, Retirement or Constructive Termination. In the event the employment of the Participant with the Company or any of its subsidiaries is terminated prior to the final Vest Date by reason of death, Disability, Retirement, or Constructive Termination (each as defined below) the Participant, or his or her estate, shall not forfeit the unvested Options and shall be entitled, subject to the condition set forth in subsection 3(e) below, to retain all of the Options granted under this award (together with any Options retained pursuant to subsection 3(b) below, “Retained Options”). Each installment of the Retained Options shall become vested and exercisable on the applicable Vest Date to which such installment relates and shall remain exercisable thereafter by the Participant or such person or persons as shall have been named as the Participant’s beneficiary, or by such persons that have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution, at any time prior to the close of business on the Date of Expiration.

(i) “Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 (the “Code”), as amended and such other disabilities, infirmities, afflictions or conditions as the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Compensation Committee”) may determine in its sole discretion.

(ii)
In order to be eligible for “Retirement,” the Participant must (A) have been employed by the Company and/or any of its direct or indirect subsidiary companies for a minimum of four years, and (B) the Participant must have either reached the age of 60, or the sum of the Participant’s age and years of service with the Company or its subsidiaries must exceed 70; provided that, in either case, the Participant provides the Company with at least nine months written notice of the Participant’s intention to retire, or such lesser time as the Company may agree. For purposes of this definition, the Participant’s years of service with any predecessor company that the Company or its subsidiaries has acquired shall not apply for purposes of determining years of employment with the Company or its subsidiary pursuant to subsection (A) but shall apply for purposes of determining years of employment with the Company or its subsidiary pursuant to subsection (B).
(iii) “Constructive Termination” shall occur if, without Participant’s consent Participant is subjected to: (A) a material breach of any written employment agreement Participant may have with the Company, (B) a material diminution of Participant’s position (including status, offices, title and reporting relationships), duties or responsibilities or pay, or (C) the forced relocation of Participant’s primary job location more than 50 miles from Participant’s primary place of employment at the time of this award; provided however, that any isolated, insubstantial or inadvertent change, condition, failure or breach described under subsections (A) – (C) above which is not taken in bad faith and is remedied by the Company promptly after the Company’s actual receipt of notice from the Participant as provided below, shall not constitute Constructive Termination. In order for the Participant to be eligible for Retained Options in the event of Constructive Termination, Participant must provide written notice, including details describing the basis of Participant’s claim, to the Company within 60 days of the occurrence of the event(s) giving rise to a claim of Constructive Termination. The Company will have 30 days to remedy any non-compliance. In the event the Company fails or is unable to remedy any non-compliance, the effective date of Participant’s termination of employment shall be 90 days from the date the Company received the notice, unless otherwise agreed by Participant and the Company. Should the Participant fail to provide the foregoing notice within the specified time, the Participant will be deemed to have accepted the change which would otherwise give rise to a claim and thereafter no longer be eligible for Retained Options as a result of Constructive Termination based upon the events giving rise to the claim. For purposes of this Agreement, a material diminution in pay or responsibility shall not be deemed to have occurred if: (X) the amount of Participant’s bonus fluctuates due to performance considerations under any Company incentive plan applicable to Participant, (Y) Participant is transferred to a position of comparable responsibility, status, title, office and compensation within the Company or its subsidiaries, or (Z) Participant experiences a reduction in salary that is relatively comparable to reductions imposed upon employees of comparable position within the Company or its subsidiaries.

(b)
Termination by the Company for Other than Cause. If the Company shall terminate Participant’s employment for other than Cause (as defined below) prior to the final Vest Date, the Participant, or his or her estate, shall not forfeit the unvested Options and shall be entitled, subject to the condition set forth in subsection 3(e) below, to retain all of the Options granted under this award. Each installment of the Retained Options shall become vested and exercisable on the applicable Vest Date to which such installment relates and shall remain exercisable thereafter by the Participant at any time prior to the close of business on the Date of Expiration.

(c)
Voluntary Termination by the Participant or Involuntary Termination by the Company for Cause. In the event that, prior to the final Vest Date, the Participant voluntarily terminates Participant’s employment with the Company or its subsidiary, or the employment of the Participant with the Company or any of its subsidiaries is terminated by the Company for Cause, all unvested Options awarded pursuant to this Agreement shall be forfeited.
(i) For purposes of this Agreement, “Cause” shall mean (A) conviction of, or plea of guilty or nolo contendere to, a felony arising from any act of fraud, embezzlement or willful dishonesty in relation to the business or affairs of the Company, or (B) conviction of, or plea of guilty or nolo contendere to, any other felony which is materially injurious to the Company or its reputation or which compromises the Participant’s ability to perform the Participant’s job function, and/or act as a representative of the Company, or (C) a willful failure to attempt to substantially perform the Participant’s duties (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not attempted to substantially perform such duties, and has failed to remedy the situation, to the extent possible, within fifteen (15) business days of such written notice from the Company or such longer time as may be reasonably required to remedy the situation, but no longer than forty‑five (45) calendar days. For purposes of this definition, no act or failure to act on the Participant’s part shall be considered to be Cause if done, or omitted to be done, in good faith and with the reasonable belief that the action or omission was in the best interests of, or were not, in fact, materially detrimental to, the Company or a Company subsidiary.
(d) Termination in Connection with a Divestiture. In the event that, prior to the final Vest Date, the Company sells, contributes or otherwise transfers one or more of its subsidiaries, business units, or divisions such that the Company no longer controls such subsidiary, business unit or division (collectively a “Divestiture”), and the Participant is advised that Participant will be terminated as an employee of the Company or its subsidiary in connection with such Divestiture, but Participant is offered comparable employment with the acquirer (“Subsequent Employment”), the Company will, at the sole discretion of the Compensation Committee, (a) accelerate the vesting of all unvested Options granted hereunder, (b) seek to replace the award granted hereunder with an award of substantially comparable value, on substantially comparable terms (the comparability of which, in each case, will be in the Compensation Committee’s sole discretion) with the acquirer in the Divestiture (a “Substitute Award”), or (c) continue the award as described below. If the Company is successful in negotiating a Substitute Award this Agreement shall be terminated and the award granted hereunder will be forfeited in its entirety. In the event the Company is unable to negotiate a Substitute Award and opts not to accelerate the vesting of the unvested Options, then this award shall continue pursuant to its terms, provided, however, that the terms hereof, including the terms of subsection (e) below, shall apply equally to the Participant’s Subsequent Employment as if the Participant remained an employee of the Company or its subsidiary. By way of example, if Participant voluntarily terminates Participant’s employment with the acquiring entity prior to the final Vest Date, then, for purposes of this award, such termination will be treated in the same manner as a voluntary termination from the Company pursuant to subsection (c) above and the unvested portion of the Options granted hereunder will be forfeited. In the event the Participant is not offered Subsequent

Employment in connection with a Divestiture, or if Participant declines to accept Subsequent Employment, then Participant’s termination shall be treated as a termination by the Company for other than Cause as provided in subsection (b) above.

(e)
Non-Compete. Notwithstanding any provision of this Agreement to the contrary, any unvested Retained Options shall be immediately forfeited in the event that, prior to the final Vest Date, the Participant (i) violates the post-employment terms of any written employment agreement Participant has with the Company, (ii) violates any obligation of confidentiality Participant may have towards the Company, (iii) becomes employed by, or otherwise accepts compensation from any Competitor (as defined below) for (A) performing work for such Competitor similar to that performed by the Participant for the Company, or (B) otherwise acting in a similar capacity for a Competitor, or (iv) it is determined subsequent to Participant’s termination of employment with the Company that the Participant had acted during the time of Participant’s employment with the Company in a manner that would have constituted a basis for termination for Cause had it been known during the period of Participant’s employment. For purposes of this Agreement, “Competitor” shall mean any business, or any division or unit of any business, which provides, in whole or in part, in the United States of America, the same or similar services and/or products offered by the Company or any of its subsidiaries at the time of Participant’s termination of employment with the Company or its subsidiary. Unvested Retained Options will be forfeited in the event the Participant accepts employment with a Competitor as provided by subsection (iii) above prior to the final Vest Date, even if the terms of a written employment agreement with the Company permit employment with a Competitor prior to the final Vest Date.

4.Change-in-Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change-in-Control of the Company, the Participant shall become immediately fully vested without restriction in all Options granted pursuant to this Agreement. For purposes of this Agreement, a “Change-in-Control” shall mean a change of ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. 1.409A-3(i)(5). A “Change-in-Control” shall not include a Divestiture unless such a Divestiture meets the definition of a Change-in-Control set forth in the immediately preceding sentence.
5.Restrictions on Transfer. Unless otherwise determined by the Compensation Committee in accordance with the Plan, this award of Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
6.Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of Shares subject to this Option, as well as the Option Price, shall be equitably adjusted by the Compensation Committee to prevent dilution or enlargement of rights.
7.Procedure for Exercise of Option. This Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice:

(a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of full Shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the Shares to be purchased, shall contain a representation of the Participant that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased.
The Option Price upon exercise of this Option shall be payable to the Company in full as provided for in the Plan. As promptly as practicable after receipt of notice and payment upon exercise, the Company shall cause to be issued and delivered to the Participant or his or her legal representative, as the case may be, certificates for the Shares so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends. The share certificates shall be issued in the Participant’s name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant’s spouse). The Company shall maintain a record of all information pertaining to the Participant’s rights under this Agreement, including the number of shares for which Participant’s Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.
8.Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
9.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.
10.Continuation of Employment. This Agreement shall not confer upon the Participant any right to continue employment with the Company or a subsidiary thereof, nor shall this Agreement interfere in any way with the Company’s (or a subsidiary’s) right to terminate the Participant’s service at any time.

11.Miscellaneous.

(a)
This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Compensation Committee may adopt for administration of the Plan. The Compensation Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Compensation Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)
With the approval of the Board, the Compensation Committee may terminate, amend, or modify this Agreement; provided, however, that no such termination, amendment, or modification of this Agreement may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)
The Participant acknowledges and agrees that the Company shall have the power and the right to deduct or withhold, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any exercise of the Participant’s rights under this Agreement should Participant fail to make timely payment of all taxes due.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)
All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, acquisition, purchase of all or substantially all of the business and/or assets of the Company, or otherwise.

(g)
To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(h)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Maryland.

(i)
Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such addresses as one party may subsequently furnish to the other party in writing.

(j)	This Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.
Walter Investment Management Corp.

By: _________________________

This Option and the terms and conditions thereof are hereby accepted
_________________________
Participant
Participant’s name and address:
_________________________
_________________________
_________________________
_________________________